Exhibit 4.1

CARDINAL HEALTH, INC.

PURCHASE AGREEMENT

September 28, 2006

To the Representatives named

in Schedule I hereto of

the Initial Purchasers named in

Schedule II hereto

Ladies and Gentlemen:

Cardinal Health, Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule II hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in Schedule II of $350 million aggregate principal amount of the Company’s Floating Rate Notes due 2009 (the “2009 Notes”), and $500 million aggregate principal amount of the Company’s 5.80% Notes due 2016 (the “2016 Notes” and, together with the 2009 Notes, the “Securities”). Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (collectively, the “Representatives”) have agreed to act as the representatives of the several Initial Purchasers in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of April 18, 1997 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association (successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee (or any successor thereto, the “Trustee”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933, as amended (the “Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) relating to other series of debt securities of the Company with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Information (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the time this Agreement is executed by the parties hereto (the “Time of Execution”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Act or if an exemption from the registration requirements of the Act is available (including the exemptions afforded by Rule 144A under the Act (“Rule 144A”) or Regulation S under the Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated September 28, 2006 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated September 28, 2006 (the “Pricing Supplement”) attached hereto as Schedule III, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Time of Sale Information.” Promptly after the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the term “Time of Sale Information” shall be deemed to mean and include all information filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Execution and incorporated by reference in the Time of Sale Information (including the Preliminary Offering Memorandum). All references to the term “Final Offering Memorandum” shall be deemed to mean and include all information filed by the Company under the Exchange Act prior to the date of the Final Offering Memorandum and incorporated by reference in the Final Offering Memorandum. All references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Execution and incorporated by reference in the Final Offering Memorandum.

1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Time of Sale Information in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of the representations and warranties made as of the Closing Date):

(a) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) None of the Company, its affiliates (as such term is defined in Rule 501 under the Act) (each, an “Affiliate”) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Act (“Rule 502”). With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) At or prior to the time when sales of the Securities were first made (the “Time of Sale”) and the Closing Date, the Time of Sale Information and the Final Offering Memorandum, as amended or supplemented as of any such time, did not contain or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties as to the information contained in or omitted from the Time of Sale Information, the Final Offering Memorandum or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for use in the Time of Sale Information or the Final Offering Memorandum. No statement of material fact to be included in the Final Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Offering Memorandum will be omitted therefrom. The Time of Sale Information contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of (x) the Closing Date and (y) the completion of the Initial Purchasers’ distribution of the Securities (notice of which shall be given to the Company by the Initial Purchasers if occurring after the Closing Date), any offering material in connection with the offering and sale of the Securities other than the Time of Sale Information, the Final Offering Memorandum or any amendment or supplement to or of the Final Offering Memorandum.

(e) The documents incorporated by reference in the Offering Memorandum at the time they were filed with the Commission (collectively, the “Incorporated Documents”) conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) The financial statements and the related notes thereto included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum comply in all material respects with the applicable requirements of the Exchange Act and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules incorporated by reference in the Time of Sale Information and the Final Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(g) Since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, there has been no material adverse change in the financial condition, earnings, business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Final Offering Memorandum.

(h) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio with corporate power and authority to own and hold under lease its properties and conduct its business as described in the Final Offering Memorandum and holds all material licenses and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Each of the Company’s significant subsidiaries (as defined in Rule 405 under the Act (“Rule 405”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own and hold under lease its properties and to conduct its business as described in the Time of Sale Information and the Final Offering Memorandum.

(j) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to the applicability of general principles of equity. The Indenture conforms in all material respects to the description thereof in the Time of Sale Information and the Final Offering Memorandum.

(k) The Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity. The Exchange Securities have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture provided for therein. The Securities and the Exchange Securities conform in all material respects to the description thereof in the Time of Sale Information and the Final Offering Memorandum.

(l) There are no legal or governmental proceedings pending, or to the knowledge of the Company threatened, required to be described in the Time of Sale Information or the Final Offering Memorandum which are not described as required, and there is no contract or document of a character required to be described in the Time of Sale Information or the Final Offering Memorandum or to be filed as an exhibit to any Incorporated Document.

(m) The Company is not in violation of its charter or code of regulations or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, material lease or loan agreement, except where any default would not have a Material Adverse Effect. The issue and sale of the Securities and the Exchange Securities, the execution and delivery of the Securities, this Agreement, the Registration Rights Agreement and the DTC Agreement, the performance of the obligations of the

Company set forth herein, and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of, or default under, the charter or code of regulations of the Company or any of its subsidiaries, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their property is bound, or any law, administrative regulation or court decree applicable to the Company or any of its subsidiaries, except where any breach or default would not have a Material Adverse Effect and except where such breach or default would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement and the Securities.

(n) Neither the execution and delivery of this Agreement, the Registration Rights Agreement or the DTC Agreement nor the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers).

(o) This Agreement has been duly authorized, executed and delivered by the Company.

(p) Each of the Registration Rights Agreement and the DTC Agreement has been duly authorized, and, on the Closing Date, will have been duly executed and delivered by, and (assuming the due execution by the Initial Purchasers or the Depositary, as the case may be) will constitute a valid and binding agreement of, the Company and, in the case of the Registration Rights Agreement, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification, contribution or exculpation under the Registration Rights Agreement may be limited by applicable law (including court decisions) or public policy. The Registration Rights Agreement will conform in all material respects to the statements relating thereto contained in the Time of Sale Information and the Final Offering Memorandum.

(q) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Ernst & Young LLP, which expressed its opinion with respect to the financial statements and supporting schedules included in the Time of Sale Information and the Final Offering Memorandum as described under “Experts”, is an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(s) The Company and its officers and directors are in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(t) The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Act. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

2. Purchase and Sale.

(a) Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule II hereto.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”).

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the location, date and time specified in Schedule I hereto (or such later date not later than five Business Days (as hereinafter defined) after such specified date as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn in federal funds or similar same day funds, by wire transfer in same day funds or as otherwise agreed by the Company and the Representatives. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full Business Day in advance of the Closing Date. The term “Business Day” means each day which is neither a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to be closed.

The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

4. Certain Agreements of the Company. The Company agrees with the several Initial Purchasers that:

(a) Prior to the later of (i) termination of the offering of the Securities as determined by the Representatives and as evidenced by written notice thereof to the Company from the Representatives or (ii) the Closing Date, the Company will not (x) amend or supplement the Final Offering Memorandum and (y) will not use any other written materials to solicit offers in the offering, unless, in each case, the Company has furnished the Representatives a copy for the Representatives’ review and, in the case of (y), the Representatives have consented to the use of such materials. For the avoidance of doubt, the Company and the Initial Purchasers hereby agree that, for purposes of the foregoing provision, any and all documents required to be filed by the Company pursuant to the Exchange Act shall not be considered “written documents to solicit offers in the offering.”

(b) (i) If prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, notice of which shall be given to the Company by the Initial Purchasers, if occurring after the Closing Date, any event occurs as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Offering Memorandum, the Company will promptly notify the Initial Purchasers thereof and promptly prepare an amendment or supplement which will correct such statement or omission, and (ii) if at any time prior to the Closing Date, any event occurs as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Initial Purchasers thereof and promptly prepare and furnish to the Initial Purchasers and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information which will correct such statement or omission or which will effect such compliance.

(c) Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request. The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 4.

(d) The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) The Company will furnish to the Representatives and counsel for the Initial Purchasers, without charge, copies of the Time of Sale Information (including exhibits thereto) and each amendment thereto and as many copies of the Final Offering Memorandum and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering unless otherwise agreed with the Representatives.

(f) Until the Business Day following the Closing Date, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of any debt securities of the Company which mature more than one year following the Closing Date and which are substantially similar to the Securities.

(g) The Company will not, and will cause its affiliates not to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(h) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act (“Rule 144”)) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(i) Each certificate for a Security will bear the applicable legend contained in “Notice to investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

5. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, at the Time of Sale and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have furnished to the Representatives the opinion of Baker & Hostetler LLP, counsel to the Company, dated the Closing Date, to the effect that:

(i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio;

(ii) each significant subsidiary (as defined in Rule 405) of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(iii) except for permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions (as to which such counsel need not express an opinion), no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Securities to the Initial Purchasers in the manner contemplated by this Agreement;

(iv) except as contemplated by the Registration Rights Agreement, no registration under the Act, and no qualification of an indenture under the Trust Indenture Act, is required for the offer and sale of the Securities to the Initial Purchasers or the initial resale of Securities by the Initial Purchasers, in each case in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum.;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and has been duly qualified under the Trust Indenture Act;

(vii) the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming due execution and delivery by the Representatives, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and, except further, as enforcement of rights to indemnification and contribution contained therein may be limited by applicable U.S. federal or state laws or the public policy underlying such laws;

(viii) the Securities have been duly and validly authorized and executed by the Company and, assuming due authentication of such Securities by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and will be entitled to the benefits of the Indenture;

(ix) the Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and will be entitled to the benefits of the Indenture;

(x) the statements in the Time of Sale Information and the Final Offering Memorandum under the captions “Description of notes” and “Plan of distribution,” insofar as such statements constitute a summary of the documents and other legal matters referred to therein, fairly summarize such documents and matters in all material respects;

(xi) there are no legal or governmental proceedings known to such counsel pending or threatened required to be described in the Time of Sale Information or the Final Offering Memorandum which are not described as required, and there is no contract or document known to such counsel of a character required to be described in the Time of Sale Information or the Final Offering Memorandum;

(xii) the documents incorporated by reference in the Time of Sale Information and the Final Offering Memorandum (other than the financial statements and financial schedules therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and

(xiii) the execution, delivery and performance of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and the DTC Agreement, compliance by the Company with all provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby do not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate or articles of incorporation or bylaws or code of regulations of the Company or any of its significant subsidiaries or any agreement, indenture or other instrument known to such counsel to which the Company or any of its significant subsidiaries is a party or by which any of them is bound which conflict or default would have a Material Adverse Effect and except where such breach or default would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities, or (assuming compliance with all applicable state securities and Blue Sky laws and without opining as to the enforceability of rights of indemnity or contribution under applicable law) violate any law, administrative regulation or ruling or court decree known to such counsel applicable to the Company or any of its significant subsidiaries or any of their respective property which violation would have a Material Adverse Effect and except where such breach or default would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities.

In rendering the opinion set forth above, Baker & Hostetler LLP may (A) assume that New York law is substantially similar to Ohio law with respect to the opinions delivered in subsections (vi), (vii), (viii) and (ix) concerning the valid and binding nature of the obligations of the Indenture and the Securities; (B) assume the genuineness without independent investigation, of all signatures on all documents examined by such firm, the conformity to original documents of all documents submitted to such firm as certified or facsimile copies and the authenticity of all such documents; and (C) rely as to matters of law of any State other than Ohio upon the opinion of counsel licensed to practice in such state and satisfactory to the Representatives (provided that such opinion shall state that the Representatives and Baker & Hostetler LLP are entitled to so rely) and as to certain matters of fact, upon certificates and written statements of officers and employees of, and accountants for, the Company.

Such counsel shall have also furnished to the Representatives a written statement dated the Closing Date to the effect that, based upon their participation in the preparation of the Time of Sale Information and the Final Offering Memorandum and any amendments and supplements thereto and upon their review and discussion of the contents thereof, but without independent check or verification except as specified, nothing has come to such counsel’s attention which would lead them to believe that the Time of Sale Information contained any untrue statement of any material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Offering Memorandum (as amended or supplemented, if applicable) as of its date or the Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that, in rendering the opinion in (xii) above and the written statement referred to in the preceding sentence, they are not expressing any opinion on the financial statements and financial exhibits and other financial data included therein or omitted therefrom and that they are not responsible for the adequacy or accuracy of the derivation or compilation from the Company’s accounting records of the financial data included in the Time of Sale Information or the Final Offering Memorandum and any amendments and supplements thereto.

(b) The Company shall have furnished to the Representatives the opinion of John M. Adams, Associate General Counsel of the Company, dated the Closing Date, to the effect that there are no legal or governmental proceedings known to such counsel pending or threatened required to be described in the Time of Sale Information or the Final Offering Memorandum which are not described as required, and there is no contract or document known to such counsel of a character required to be described in the Time of Sale Information or the Final Offering Memorandum. Such counsel shall have also furnished to the Representatives a written statement dated the Closing Date to the same effect as that set forth in the last paragraph of the preceding clause (a).

(c) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Time of Sale Information, the Final Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company signed by the Chairman of the Board, the President or any Vice President of the Company dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) since the date of the most recent financial statements included in the Time of Sale Information and the Final Offering Memorandum, there has been no material adverse change in the financial condition, earnings, business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Final Offering Memorandum.

(e) At the date of this Agreement and the Closing Date, Ernst & Young LLP shall have furnished to the Representatives letters (which, with respect to any letter delivered on the Closing Date, may refer to letters previously delivered to the Representatives, a copy of which shall be attached, in which case the letter provided at the Closing Date shall state that the previous letter can be relied on), dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum.

(f) Subsequent to the respective dates as of which information is given in the Time of Sale Information (exclusive of any supplement thereto) and the Final Offering Memorandum (exclusive of any supplement thereto) and prior to the Closing Date, there shall not have been any change, or any development involving a prospective change, in or affecting the business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, the effect of which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical to proceed with the offering or the delivery of the Securities as contemplated by the Time of Sale Information and the Final Offering Memorandum.

(g) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the ratings of any of the Company’s debt securities, by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement by any such organization that it has under surveillance or review with negative implications, its rating of any of the Company’s debt securities (or proposed rating of the Securities).

(h) The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled to the reasonable satisfaction of the Representatives when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be to the reasonable satisfaction of the Representatives and their counsel, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company by telephone or in the manner described in Section 14 hereof.

6. Expenses. (a) The Company covenants and agrees with the Representatives that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Exchange Securities under the Act and all other expenses in connection with the preparation and printing of the Time of Sale Information and the Final Offering Memorandum and amendments and supplements thereto and the mailing and delivery of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing this Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement, any blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with any blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities or the Exchange Securities; (v) the cost of preparing the Securities or the Exchange Securities; (vi) the fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, the Representatives will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any post-closing advertising expenses connected with the Securities or the Exchange Securities.

7. Reimbursement of Initial Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally upon demand for all reasonable and detailed out-of-pocket expenses (including reasonable fees and disbursements of counsel as stated with particularity) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be QIBs or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502) will be used in the United States in connection with the offering of the Securities.

(c) Each certificate for a Security will bear the applicable legend set forth in the Final Offering Memorandum under the caption “Notice to investors” for the time period and upon the other terms stated in the Final Offering Memorandum:

(d) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Initial Purchaser severally represents, warrants and agrees that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State:

(i) in the period beginning on the date of publication of a prospectus in relation to those Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

9. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Memorandum or the Time of Sale Information, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them as such expenses are incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections 9(a) and (b) hereof to the extent it is not prejudiced as a proximate result of such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel (which shall not be unreasonably withheld or delayed), the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified parties against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Final Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount of total underwriting discounts and commissions actually received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

10. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Initial Purchaser or Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any securities of the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange, American Stock Exchange or The Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared either by Federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities.

12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person affiliated with the Company. Additionally, in connection with the offering of the Securities, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person affiliated with the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6, 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telexed and confirmed to it, at the addresses specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telexed and confirmed to it at 7000 Cardinal Place, Dublin, Ohio 43017, Attention: Chief Legal Officer.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of the Securities from any of the Initial Purchasers.

16. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

CARDINAL HEALTH, INC.

/s/ Linda S. Harty
By:	Linda S. Harty
Title:	Executive Vice President and Treasurer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first specified above

J.P. MORGAN SECURITIES INC.

/s/ Robert Bottamedi
By:	Robert Bottamedi
Title:	Vice President

BANC OF AMERICA SECURITIES LLC

/s/ Lily Chang
By:	Lily Chang
Title:	Principal

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

For themselves and the other

several Initial Purchasers named in

Schedule II to this Agreement.

SCHEDULE I

Representatives (including address for notice):

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Attention: High Grade Syndicate Desk – 8th Floor

Facsimile: (212) 834-6081

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Goldman, Sachs & Co.

85 Broad Street, 11th Floor

New York, NY 10004

Title and Purchase Price of the Securities:

Title:	Floating Rate Notes due 2009

Principal Amount and Currency:	$350,000,000

Issue Price:	$350,000,000 (100.000% of Principal Amount)

Initial Purchasers’ Discount:	$875,000 (0.250% of Principal Amount)

Purchase Price:	$349,125,000 (99.750% of Principal Amount)

Title:	5.80% Notes due 2016

Principal Amount and Currency:	$500,000,000

Issue Price:	$499,310,000 (99.862% of Principal Amount)

Initial Purchasers’ Discount:	$3,000,000 (0.600% of Principal Amount)

Purchase Price:	$496,310,000 (99.262% of Principal Amount)

Closing Date, Time and Location:

October 3, 2006 at 10:00 a.m.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Day Count:	2009 Notes – Act/30
2016 Notes – 30/360

SCHEDULE II

Initial Purchasers

Initial Purchasers	Principal Amount of 2009 Notes to Be Purchased	Principal Amount of 2016 Notes to Be Purchased
Banc of America Securities LLC	$93,334,000	$133,333,000
J.P. Morgan Securities Inc.	93,333,000	133,334,000
Goldman, Sachs & Co.	93,333,000	133,333,000
Deutsche Bank Securities Inc.	13,125,000	18,750,000
Barclays Capital Inc.	13,125,000	18,750,000
Morgan Stanley & Co. Incorporated	13,125,000	18,750,000
Wachovia Capital Markets, LLC	13,125,000	18,750,000
Mitsubishi UFJ Securities International plc	7,000,000	10,000,000
SunTrust Capital Markets, Inc.	7,000,000	10,000,000
Utendahl Capital Group, L.L.C.	3,500,000	5,000,000

Total	$350,000,000	$500,000,000

SCHEDULE III

Pricing Supplement

	Floating Rate Notes due 2009	5.80% Notes due 2016
Issuer:	Cardinal Health, Inc.	Cardinal Health, Inc.

Principal Amount:	$350,000,000	$500,000,000

Title of Securities:	Floating Rate Notes due 2009	5.80% Notes due 2016

Final Maturity Date:	October 2, 2009	October 15, 2016

Issue Price:	100.000%	99.862%

Interest Rate:	Interest will be determined by the calculation agent, initially, J.P. Morgan Trust Company, National Association, the trustee under the indenture. The interest rate on the 2009 notes for a particular interest period will be an annual rate equal to the three-month LIBOR as determined on interest determination date plus 0.27%. The interest determination date for an interest period will be the second London business day preceding such interest period.	5.80%

Interest Payment Dates:	January 2, April 2, July 2 and October 2 of each year.	April 15 and October 15

First Interest Payment Date:	January 2, 2007	April 15, 2007

Redemption Provisions:	None.

The notes will be redeemable, in whole or, from time to time, in part, at the Company’s option at any time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed, or

(2) as determined by a quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the amount being redeemed to the date of redemption.

Trade Date:	September 28, 2006	September 28, 2006

Settlement Date:	T+ 3; October 3, 2006	T+ 3; October 3, 2006

Net Proceeds to the Company before Expenses:	99.750% ($349,125,000)	99.262% ($496,310,000)

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. Each Initial Purchaser represents and agrees that it has not offered or sold, and will not offer or sell, any Securities constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S or Rule 144A. Accordingly, neither it nor its affiliates or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of the Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”